SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): December 20, 2002

Emerson Electric Co.
(Exact Name of Registrant as Specified in Charter)

Missouri	1–278	43–0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8000 West Florissant Avenue St. Louis, Missouri		63136
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (314) 553–2000

Item 9.   Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 13 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Nov. ’01	Dec. ‘01	Jan. ’02	Feb. ’02	Mar. ’02

Industrial Automation	-15-10	-20-15	-20-15	-20	-20-15
HVAC	-15-10	-20-15	-15-10	-5-0	-5-0
Electronics and Telecom	->30	->30	->30	->30	-25-20
Appliance and Tools	-10-5	-10-5	-5-0	-5-0	Flat
Process Control	+0-5	+5-10	+0-5	-5-0	-5
Total Emerson	-20-15	-20-15	-20-15	-15-10	-10-5

	Apr. ’02	May. ’02	Jun. ’02	Jul. ’02	Aug. ’02

Industrial Automation	-15-10	-15-10	-10-5	-5-0	-5-0
HVAC	+0-5	+5-10	+10	+10-15	+10-15
Electronics and Telecom	-15-10	-10-5	-10-5	-5-0	-10-5
Appliance and Tools	Flat	Flat	Flat	+0-5	+0-5
Process Control	-5-0	-5-0	+0-5	Flat	-5-0
Total Emerson	-5	-5-0	-5-0	+0-5	+0-5

	Sep. ’02	Oct. ’02	Nov. ’02

Industrial Automation	Flat	-5-0	Flat
HVAC	+15	+10-15	+15-20
Electronics and Telecom	-15-10	-15-10	-10
Appliance and Tools	+5	+0-5	+0-5
Process Control	+0-5	-5-0	Flat
Total Emerson	+0-5	-5-0	+0-5

November‘02 Order Comments:

November orders reflect a stable demand trend.

Industrial Automation orders were flat, indicating demand stability at reduced volume levels.

HVAC orders are benefiting from the low customer inventory levels and a continued good North America housing market.

In Electronics and Telecommunications, order activity in the OEM businesses continues to remain positive, offset by weakness in the telecommunications market.

Appliance and Tools orders were impacted by increases in the consumer housing-related businesses.

Process orders were driven by strength in the systems business offset by reductions in short cycle orders.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)
Date: December 20, 2002	By:	/s/ H. M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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